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                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 18, 1998 ("Agreement"), by and among The Crown Group, Inc. ("Crown"), a Florida corporation and Crown Bank, FSB (the "Bank"), a federally chartered savings bank and a wholly-owned subsidiary of Crown and Delaware First Financial Corporation ("DFFN"), a Delaware corporation and Delaware First Bank, FSB (the "Association"), a federally chartered savings association and wholly-owned subsidiary of DFFN.

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Crown, the Bank, DFFN and the Association have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01. The Merger. Subject to the terms and conditions of this Agreement and subject to and in accordance with an Agreement of Merger between DFFN and a Delaware chartered corporation and wholly-owned subsidiary of Crown ("Interim") to be formed in connection with the transactions contemplated hereby, a copy of which is attached hereto as Exhibit A (the "Agreement of Merger") at the Effective Time (as defined in Section 1.05 hereof), Interim shall be merged with and into DFFN in accordance with Subchapter IX, Section 251 of the Delaware General Corporation Law ("DGCL") (the "Merger"), with DFFN as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and liquidated into Crown (the "Liquidation") in accordance with an Agreement and Plan of Merger and Liquidation, a copy of which is attached hereto as Exhibit B.

         1.02 Effect of the Merger. As of the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of DFFN and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of DFFN and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of DFFN and Interim and shall

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have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of DFFN and Interim in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of DFFN and Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of DFFN and Interim if the Merger had not occurred. At the Effective Time, the directors and officers of the Surviving Corporation shall be the persons designated in Section 1.04. Following consummation of the Liquidation, Crown shall cause the Association to merge with and into the Bank, with the Bank as the resulting institution.

         1.03 Certificate of Incorporation and Bylaws. As of the Effective Time, the Certificate of Incorporation and Bylaws of DFFN shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         1.04. Directors and Officers. As of the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation.

         1.05. Effective Time. The Merger shall become effective upon the occurrence of the filing of a Certificate of Merger with the Secretary of State of Delaware, unless a later date and time is specified as the effective time in such Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in
Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of Crown in Casselberry, Florida or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Crown, the Bank, DFFN and the Association the certificates and other documents required to be delivered under Article V hereof.

         1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Crown, with the prior written consent of DFFN, which shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of Crown as a result of such modification, (ii) the consideration to be paid to holders of DFFN Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such

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modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

         1.07 Conversion of DFFN Common Stock. As of the Effective Time, each share of common stock, par value $.01 per share, of DFFN (the "DFFN Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law (the "DFFN Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from Crown, $15.50 in cash (the "Merger Consideration"). The aggregate consideration to be paid for the conversion of all outstanding shares of DFFN Common Stock is hereinafter referred to as the "Aggregate Merger Consideration."

         1.08     Exchange Procedures

         (a) As of the Effective Time, Crown shall deposit in trust with an exchange agent designated by Crown (the "Exchange Agent") cash in an amount equal to the Aggregate Merger Consideration. No later than five business days following the Effective Time, Crown shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of DFFN Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of DFFN Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising each holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of DFFN Common Stock in exchange for the Merger Consideration set forth in Section 1.07 hereof deliverable in respect thereof pursuant to this Agreement. Within five business days following receipt of surrendered certificates and a properly completed letter of transmittal, the Exchange Agent shall deliver the Merger Consideration to each former DFFN shareholder. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

         (b) Each outstanding certificate which prior to the Effective Time represented DFFN Common Stock (other than DFFN Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence the right to receive the Merger Consideration for each share evidenced by each such certificate. After the Effective Time, there shall be no further transfer on the records of DFFN of certificates representing shares of DFFN Common Stock and if such certificates are presented to DFFN for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided.


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         (c) Crown shall not be obligated to deliver the Merger Consideration to which a holder of DFFN Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of DFFN Common Stock for exchange as provided in this
Section 1.08, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Crown. If payment of the Merger Consideration is to be made in a name other than that in which the certificate evidencing DFFN Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such payment pay to the Exchange Agent in advance, any transfer or other tax required by reason of the payment in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) Any portion of the Merger Consideration delivered to the Exchange Agent by Crown pursuant to Section 1.07 that remains unclaimed by the shareholders of DFFN for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Crown. Any shareholders of DFFN who have not exchanged their shares of DFFN Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to Crown for the Merger Consideration deliverable in respect of each share of DFFN Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of DFFN Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Crown (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Crown and the Exchange Agent shall be entitled to rely upon the stock transfer books of DFFN to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Crown and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.09     Dissenting Shares.

                  (a) Each outstanding share of DFFN Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. DFFN shall give Crown prompt notice upon receipt by DFFN of any such written demands

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for payment of the fair value of such shares of DFFN Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL (any shareholder duly making such demand being hereinafter called a "Dissenting DFFN Shareholder"). Any payments made in respect of DFFN Dissenting Shares shall be made by Crown. If any Dissenting DFFN Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of DFFN Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

                  (b) No holder of Crown common stock, $.01 par value per share ("Crown Common Stock") shall be entitled to relief as a dissenting shareholder pursuant to Section 262 of the DGCL or otherwise.

         1.10 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of DFFN acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, DFFN and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of DFFN or otherwise to take any and all such action.

         1.11. Interim Shares. Each outstanding share of common stock of Interim, $.01 par value per share ("Interim Common Stock"), on the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF DFFN
                               AND THE ASSOCIATION

         References to "DFFN Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by DFFN to Crown. DFFN and the Association hereby represent and warrant to Crown and the Bank as follows as of the date hereof:


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         2.01.    Corporate Organization.

         (a) DFFN is a corporation duly organized, validly existing and in good standing under the laws of Delaware. DFFN has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of DFFN. DFFN is registered as a thrift holding company under the Home Owners' Loan Act ("HOLA"). DFFN Disclosure Schedule 2.01(a) sets forth true and complete copies of the Certificate of Incorporation and Bylaws of DFFN as in effect on the date hereof.

         (b) The only direct or indirect subsidiary of DFFN is the Association. The Association (i) is duly organized, validly existing and in good standing under the laws of the United States of America (ii) has the corporate power and authority to own or lease all of its properties and assets, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole. DFFN and the Association each have satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with the Office of Thrift Supervision ("OTS"). Other than the Association, DFFN does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         2.02. Capitalization. The authorized capital stock of DFFN consists of 3,000,000 shares of DFFN Common Stock, of which 1,157,000 are issued and outstanding as of the date hereof, and 500,000 shares of preferred stock, $.01 par value, none of which are issued. DFFN has no treasury shares. All issued and outstanding shares of capital stock of DFFN have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. DFFN does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of DFFN or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         2.03.    Authority; No Violation.

         (a) Subject to the adoption of this Agreement and the Agreement of Merger by the stockholders of DFFN, DFFN and the Association have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the unanimous vote of the

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Boards of Directors of DFFN and the Association. Except for the adoption by
DFFN's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of DFFN or the Association are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by DFFN and the Association and constitutes the valid and binding obligation of DFFN and the Association, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Subject to the adoption of this Agreement and the Agreement of Merger by the stockholders of DFFN, DFFN has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by DFFN and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of DFFN, and no other corporate proceedings on the part of DFFN are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by DFFN, concurrently with the execution and delivery of this Agreement, will constitute a valid and binding obligation of DFFN, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by DFFN and the Association, the execution and delivery of the Agreement of Merger by DFFN, the consummation by DFFN and the Association of the transactions contemplated hereby in accordance with the terms hereof, the consummation by DFFN of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by DFFN and the Association with any of the terms or provisions hereof or compliance by DFFN with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Certificate of Incorporation, Charter or Bylaws of DFFN or the Association, as applicable, (ii) assuming that the consents and approvals set forth below are duly obtained: violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to DFFN or the Association or any of their respective properties or assets, or (iii) except as disclosed in DFFN Disclosure
Schedule 2.03(c), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of DFFN or the Association under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which DFFN or the Association is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole and which

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will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in DFFN Disclosure Schedule 2.03(c) and for consents and approvals of or filings or registrations with or notices to the OTS, the Secretary of State of the State of Delaware and the stockholders of DFFN, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of DFFN in connection with (a) the execution and delivery of this Agreement by DFFN and the Association or the execution and delivery of the Agreement of Merger by DFFN, and (b) the completion by DFFN and the Association of the transactions contemplated hereby or the completion by DFFN of the transactions contemplated by the Agreement of Merger.

         2.04.    Financial Statements.

         (a) DFFN has previously delivered to Crown copies of the consolidated statements of financial condition of DFFN as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of DFFN as of September 30, 1998 and the related unaudited consolidated statement of operations, stockholders' equity and cash flows for the nine months ended September 30, 1998 and 1997. The consolidated statements of financial condition of DFFN referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of DFFN as of the respective dates set forth therein, and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, stockholders' equity and cash flows of DFFN for the respective periods or as of the respective dates set forth therein (it being understood that DFFN's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion and reasonable judgment of DFFN, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of DFFN are being maintained in material compliance with applicable legal and accounting requirements.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto, and except for liabilities incurred since September 30, 1998 in the ordinary course of business and consistent with past practice, DFFN does not have any obligation or liability, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of DFFN and the Association taken as a whole.


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         2.05. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of DFFN and the Association taken as a whole since September 30, 1998 and, to the best knowledge of DFFN and the Association, no fact or condition exists which DFFN or the Association believes will cause such a material adverse change in the future. For purposes of this Section 2.05, a material adverse change shall be deemed to have occurred if DFFN's consolidated stockholders' equity is less than $15,602,000. For purposes of this Section 2.05, any expenses or accruals after the date hereof relating to (i) expenses associated with the Merger or (ii) market value adjustments to the investment portfolio of DFFN and the Association shall be excluded for purposes of calculation of DFFN's stockholders' equity as contemplated herein prior to the Effective Time.

         2.06. Legal Proceedings. Except as disclosed in DFFN Disclosure
Schedule 2.06, neither DFFN nor the Association is a party to any, and there are no pending or, to the best knowledge of DFFN and the Association, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against DFFN or the Association, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of DFFN and the Association will not have, in the aggregate, a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole. Neither DFFN nor the Association is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of DFFN and the Association taken as a whole.

         2.07.    Taxes and Tax Returns.

         (a) DFFN and the Association have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and have duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Crown) and (ii) have not finally been determined. DFFN has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in DFFN Disclosure Schedule 2.07(a), (i) the federal income tax returns of DFFN have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and
(ii) the Delaware income tax returns of DFFN have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon DFFN, nor has DFFN given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b) Except as set forth in DFFN Disclosure Schedule 2.07(b), DFFN (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to

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include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by DFFN (nor does DFFN have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon DFFN.


         2.08.    Employee Benefit Plans.

         (a) Each employee benefit plan currently maintained by DFFN or the Association or arrangement of DFFN or the Association which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income DFFN Act of 1974, as amended ("ERISA"), is listed in DFFN Disclosure
Schedule 2.08(a) ("DFFN Plans"). DFFN has previously furnished to Crown true and complete copies of each of the DFFN Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified DFFN Plans, (ii) the most recent annual reports filed with any government agency, and
(iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified DFFN Plans.

         (b) Each DFFN Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

         (c) Neither DFFN nor the Association participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) None of DFFN, the Association or, to the best knowledge of DFFN and the Association, any trustee, fiduciary or administrator of an DFFN Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject DFFN, or, to the best knowledge of DFFN and the Association, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.


         (e) No DFFN Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

         (f) Each of the DFFN Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and DFFN is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

         2.09. Regulatory Reports. DFFN and the Association have duly filed with the OTS in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and DFFN has delivered or made available to Crown accurate and complete copies of such reports filed since January 1, 1996. In connection with the most recent examinations of DFFN or the Association by the OTS, neither DFFN nor the Association was required to correct or change any action, procedure or proceeding which DFFN or the Association believes has not been now corrected or changed as required.

         2.10.    Compliance with Applicable Law.

         (a) DFFN and the Association have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of DFFN and the Association, no suspension or cancellation of any of the same is threatened.

         (b) Neither DFFN nor the Association is in violation of its Certificate of Incorporation, Charter or Bylaws, as applicable, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole, and neither DFFN nor the Association has received any notice or communication from any federal, state or local governmental authority asserting that DFFN or the Association is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole or which would prohibit or materially impact consummation of the transactions contemplated hereby. Other than as set forth in DFFN Disclosure Schedule 2.10(b) neither DFFN nor the Association is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

         2.11.    Deposit Insurance and Other Regulatory Matters.

         (a) The deposit accounts of the Association are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit

Insurance Act, as amended ("FDIA"), and the Association has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) The Association is a member in good standing of the Federal Home Loan Bank ("FHLB") of Pittsburgh and owns the requisite amount of stock in the FHLB of Pittsburgh.

         (c) The Association is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) The Association has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

         2.12.    Certain Contracts.

         (a) Except as disclosed in DFFN Disclosure Schedule 2.12(a), neither DFFN nor the Association is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by DFFN or the Association or the guarantee by DFFN or the Association of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of DFFN or the Association, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of DFFN or the Association upon execution of this Agreement and the Agreement of Merger or upon or following consummation of the transactions contemplated by this Agreement or the Agreement of Merger (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which DFFN or the Association is a party or by which any of the same is bound which limits the freedom of DFFN or the Association to compete in any line of business or with any person, or (vi) any other agreement, arrangement or understanding to which DFFN or the Association is a party and which is material to the business, operations, assets or financial condition of DFFN and the Association taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

         (b) Neither DFFN nor the Association is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole or the transactions contemplated hereby, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         2.13.    Properties and Insurance.

         (a) All real and personal property owned by DFFN or the Association or presently used by them in their respective businesses is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of DFFN and the Association in the ordinary course of business consistent with their past practices. DFFN and the Association have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in DFFN's consolidated statement of financial condition as of September 30, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1998), subject to no encumbrances, liens, mortgages, DFFN interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, DFFN interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of DFFN and the Association taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. DFFN and the Association as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by DFFN and the Association and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. DFFN Disclosure Schedule 2.13(a) sets forth an accurate listing of each lease pursuant to which DFFN or the Association act as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

         (b) The business operations and all insurable properties and assets of DFFN and the Association are insured for their benefit against all risks which, in the reasonable judgment of the management of DFFN and the Association, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of DFFN and the Association adequate for the business engaged in by DFFN and the Association. As of the date hereof, neither DFFN nor the Association has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         2.14. Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and
Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution
Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency
Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq;
the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

         "Loan Portfolio Properties" means those properties which serve as collateral for loans owned by DFFN or the Association.

         "Other Properties Owned" means those properties owned, leased or operated by DFFN or the Association.

         (a) To the best knowledge of DFFN and the Association, neither DFFN nor the Association has been and/or is in violation of or liable under any Environmental Law, except as set forth in DFFN Disclosure Schedule 2.14(a).

         (b) To the best knowledge of DFFN and the Association, none of the Loan Portfolio Properties has been or is in violation of or liable under any Environmental Law, except as set forth in DFFN Disclosure Schedule 2.14(b).

         (c) To the best knowledge of DFFN and the Association, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole.

         (d) None of the Other Properties Owned has been or is in violation of or liable under any Environmental Law, except as set forth in DFFN Disclosure
Schedule 2.14(d).

         (e) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the best knowledge of DFFN and the Association, threatened relating to the liability of the Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole.

         2.15. Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on DFFN's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is in the opinion of DFFN's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

         2.16. Minute Books. The minute books of DFFN and the Association contain complete and accurate records of all meetings and other corporate action held or taken by their Boards of Directors (including committees of its Board of Directors) and stockholders.

         2.17. Broker Fees. Except as set forth in DFFN Disclosure Schedule 2.17, none of DFFN, the Association or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         2.18. Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the DFFN Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CROWN AND THE BANK

         References to "Crown Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Crown to DFFN. Crown and the Bank hereby represent and warrant to DFFN and the Association as follows as of the date hereof:

         3.01.    Corporate Organization.

         (a) Crown is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Crown has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Crown and the Bank taken as a whole. Crown is registered as a thrift holding company under the HOLA. Crown Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Crown and the Bank as in effect on the date hereof.

         (b) The only direct or indirect active subsidiary of Crown is the Bank. The Bank (i) is duly organized, validly existing and in good standing under the laws of the United States of America, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Crown and the Bank taken as a whole. Crown and the Bank are in good standing with the OTS.

         (c) Interim will be at the Effective Time an interim stock corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

         3.02. Capitalization. As of the date hereof, the authorized capital stock of Crown consists of 5,000,000 shares of Crown Common Stock, of which 2,075,471 are issued and outstanding as of the date hereof, and no shares of preferred stock. All issued and outstanding shares of capital stock of Crown, and all issued and outstanding shares of capital stock of the Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

         3.03.    Authority; No Violation.

         (a) Crown and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Crown and the Bank, and no other corporate proceedings on the part of Crown or the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Crown and the Bank and constitutes a valid and binding obligation of Crown and the Bank, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Interim will have full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by Interim and the consummation of the transactions contemplated thereby will be, at the appropriate time, duly and validly approved by the Board of Directors of Interim and by Crown as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Interim, will constitute a valid and binding obligation of Interim, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Crown and the Bank, the execution and delivery of the Agreement of Merger by Interim, the consummation by Crown and the Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Interim of the transactions contemplated by the Agreement of Merger, compliance by Crown or the Bank with any of terms or provisions hereof or compliance by Interim with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Crown, the Bank or Interim, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Crown, the Bank or Interim or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Crown, the Bank or Interim under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Crown, the Bank or Interim is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Crown and the Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Delaware and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Crown, the Bank and Interim in connection with (a) the execution and delivery of this Agreement by Crown and the Bank or the execution and delivery of the Agreement of Merger by Interim and (b) the completion by

Crown and the Bank of the transactions contemplated hereby or the completion by Interim of the transactions contemplated by the Agreement of Merger.

         3.04.    Financial Statements.

         (a) Crown has previously delivered to DFFN copies of the consolidated statements of financial condition of Crown as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of Crown as of September 30, 1998 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine months ended September 30, 1998, as revised, and 1997. The consolidated statements of financial condition of Crown referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Crown as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated income, stockholders' equity and cash flows of Crown for the respective periods or as of the respective dates set forth therein (it being understood that Crown's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of Crown, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved.

         3.05 Ability to Pay Merger Consideration. Crown will have available to it as of the Effective Time sufficient cash to pay the Aggregate Merger Consideration to stockholders of DFFN as set forth in Section 1.07.

         3.06 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Crown and the Bank taken as a whole since September 30, 1998 and to the best knowledge of Crown and the Bank, no fact or condition exists which Crown or the Bank believes will cause such a material adverse change in the future.

         3.07. Legal Proceedings. Neither Crown nor the Bank is a party to any, and there are no pending or, to the best knowledge of Crown and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Crown or the Bank, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Crown and the Bank will not prohibit consummation of the transactions contemplated hereby.

         3.08. Broker Fees. Except as set forth in Crown Disclosure Schedule 3.08, neither Crown nor the Bank, nor any of their respective directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         3.09. Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Crown Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01. Conduct of the Business of DFFN and the Association. During the period from the date hereof to the Effective Time, DFFN and the Association shall conduct their respective businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Crown, which consent shall not be unreasonably withheld. DFFN and the Association shall use their best efforts to
(i) preserve their business organization intact, (ii) keep available for themselves, Crown and the Bank the present services of the employees of DFFN and the Association, and (iii) preserve for themselves, Crown and the Bank, the goodwill of their customers and others with whom business relationships exist.

         4.02. Negative Covenants. DFFN agrees that from the date hereof to the Effective Time, except as otherwise approved by Crown in writing or as permitted or required by this Agreement, DFFN will not and DFFN will not permit the Association to:

         (i) amend or change any provision of its Certificate of Incorporation, Charter or Bylaws;

         (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of DFFN, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of DFFN;

         (iv) Except as set forth in DFFN Disclosure Schedule 4.02, grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of DFFN or the Association in effect on the date hereof and disclosed to Crown on DFFN Disclosure Schedule 2.13(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its officers or employees, except, such annual merit raises as may be granted in the ordinary course of business and consistent with past practices and policies;

         (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Crown, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than (i) in the ordinary course of business consistent with past practice; or (ii) as set forth in DFFN Disclosure Schedule 4.02;

         (vi) sell or dispose of any material assets other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (vii) enter into any new capital commitments or make any capital expenditures other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in DFFN Disclosure Schedule 4.02(vii);

         (viii) file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

         (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in 12 C.F.R. Section 561.5 and 12 C.F.R.
Section 563.41, respectively;

         (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xiii) incur any liability for borrowed money except extensions of credit from the FHLB of Pittsburgh in the ordinary course of business, or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.14(a).

         (xiv) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xv)     agree to do any of the foregoing.

         4.03. No Solicitation. DFFN and the Association shall not, and DFFN and the Association shall not authorize or permit any of their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of DFFN and the Association to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Crown and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving DFFN or the Association (an "Acquisition Transaction"); provided, however, that DFFN and the Association may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of DFFN determines in good faith that the failure to furnish information in response to such unsolicited inquiries is likely to be deemed to constitute a breach of their fiduciary duties under Delaware law. DFFN shall promptly communicate to Crown the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Crown with copies of (i) all such written inquiries or proposals and (ii) an accurate and complete written synopsis of all such oral inquiries or proposals.

         4.04. Current Information. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer from time to time, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Within 25 days after the end of each quarter, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of operations or income, as the case may be, without related notes, for such quarter prepared in accordance with generally accepted accounting principles.

         4.05.    Access to Properties and Records; Confidentiality.

         (a) DFFN and the Association shall permit Crown and its representatives reasonable access to its properties and shall disclose and make available to Crown all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of DFFN and the Association, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Crown may have a reasonable interest. DFFN and the Association shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. DFFN and the Association will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. DFFN and the Association shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Crown and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, return to the party which furnished such information all documents or other material containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         4.06.    Regulatory Matters.

         (a) Crown and the Bank agree that they will make all filings required to be filed by Crown or the Bank to obtain the permits, consents, approvals and authorizations of all third parties and governmental bodies required to consummate the transactions contemplated by this Agreement within 45 days after the execution of this Agreement by each of the parties hereto, subject to the timely receipt of information, if any, which DFFN and the Association may be required to provide with respect to such filings. Each of DFFN, the Association, Crown and the Bank shall cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement provided, however, that confidential information regarding shareholders of Crown is not required to be disclosed hereunder.

         (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         4.07. Approval of Stockholders. DFFN will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the adoption of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, unless the Board of Directors of DFFN determines based on the written legal advice of counsel that such recommendation is likely to be deemed to constitute a breach of their fiduciary duties under applicable Delaware law, and (c) cooperate and consult with Crown and the Bank with respect to the foregoing matters.

         4.08. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         4.09. Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by DFFN and the Association with the covenants set forth in
Section 4.01 hereof.

         4.10. Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

         4.11. Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1999 and that it will not waive that condition, it will promptly notify the other party. Crown and DFFN will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         4.12.    Certain Post-Merger Agreements.

         The parties hereto agree to the following arrangements following the Effective Time:

         (a) Employee Stock Ownership Plan. Notwithstanding any provision to the contrary contained herein, each participant in the Delaware First Bank, FSB Employee Stock Ownership Plan ("ESOP") not fully vested will, in accordance with the terms of the ESOP, become fully vested in his or her ESOP account as of the Effective Time. As soon as practicable after the execution of this Agreement, DFFN and Crown will cooperate to cause the ESOP to be amended and other action taken, in a manner reasonably acceptable to DFFN and Crown, to provide that the ESOP will terminate upon the Effective Time. Between the date of this Agreement and the Effective Time, the existing ESOP indebtedness shall be paid in the ordinary course of business pursuant to the existing loan amortization schedule and DFFN or the Association shall make such contributions to the ESOP as necessary to fund such payments. Any indebtedness of the ESOP remaining as of the Effective Time shall be repaid from the Trust associated with the ESOP through application of the Merger Consideration received by the ESOP. Upon the repayment of the ESOP loan, the remaining funds in the ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415, and 4975 of the Code and other applicable laws and regulations, including without limitation the applicable provisions of ERISA) to ESOP participants (as determined under the terms of the ESOP). DFFN and Crown agree that, subject to the conditions described herein, as soon as practicable after the Effective Time and repayment of the ESOP loan, participants in the ESOP shall be entitled at their election to have the amounts in the their ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including Crown or Bank plans to the extent permitted by Crown) or individual retirement account.

         The actions relating to termination of the ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the Internal Revenue Service ("IRS") with regard to the continued qualification of the ESOP after any required amendments (including the amendment which terminates the ESOP). DFFN and Crown will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date of this Agreement. DFFN and Crown will adopt such additional amendments to the ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not (A) substantially change the terms outlined herein, (B) have a material adverse effect on DFFN, or (C) result in an additional material liability to Crown.

         As of and following the Effective Time, Crown shall cause the ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Time and proceed with termination of the ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the ESOP, provided, however, that no such termination distributions or the ESOP shall occur after the Effective Time until a favorable termination letter has been received from the IRS.

         (b) Consulting Services. At the Effective Time, Ernest J. Peoples and
J. Bayard Cloud shall become consultants to Crown for a period of time from the Effective Time until the first anniversary thereof and during such one-year period shall each receive a fee of $25,000 for such consulting services which fee will be payable in four equal installments at the beginning of each quarter beginning with the first quarter after consummation of the Merger. In addition, with respect to J. Bayard Cloud, Crown will continue to pay to J. Bayard Cloud on an annual basis during his lifetime a supplemental pension benefit of $15,468 payable in 12 equal installments on the first day of every month.

         (c) Officers and Employees of DFFN and the Association. Within ninety
(90) days of the date hereof, Crown and the Bank shall use their reasonable best efforts to inform the employees of DFFN and the Association of the likelihood of such employees having continued employment with the Bank following the Effective Time and, where appropriate, shall use their reasonable best efforts to interview the employees of DFFN or the Association to determine if there are mutually beneficial employment opportunities available at the Bank. The Bank shall give any full-time employee who has been employed by DFFN or the Association for at least two years and who is terminated within one year from the Effective Time, except for those individuals terminated for cause, one week of severance pay for every year of service with a minimum of four weeks severance pay and a maximum of 26 weeks severance pay. The Bank shall give each other full-time employee of DFFN and/or the Association who is terminated within one year from the Effective Time, except for those individuals terminated for cause, two weeks of severance pay. The severance pay provided for under this
Section 4.12(c) shall be mitigated to the extent that Crown or the Bank place the terminated employee with another financial institution within a 25 mile radius of the Association's main office in a position with comparable responsibilities and compensation.

         (d) Employee Benefit Plans. Subject to the provisions of this Section 4.12, all employees of DFFN or the Association immediately prior to the Effective Time who are employed by the Association, Crown or the Bank immediately following the Effective Time ("Transferred Employees") will be covered by the employee benefit plans of Crown and the Bank on substantially the same basis as any employee of Crown and the Bank in a comparable position. Notwithstanding the foregoing, Crown and the Bank may determine to continue any of the DFFN benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of DFFN's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the employees of Crown and the Bank generally. Service to DFFN or the Association by a Transferred Employee prior to the Effective Time shall be recognized as service to Crown or the Bank for purposes of eligibility to participate under the sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans of Crown and the Bank. In addition, for purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under Crown's benefit plans, Crown shall recognize years of service with DFFN and the Association. Crown and the Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by DFFN and the Association on the Effective Time and who then change coverage to the medical or hospitalization indemnity health plan of Crown and the Bank at the time such Transferred Employees are first given the option to enroll.

         (e) Indemnification. From and after the Effective Time through the third anniversary of the Effective Time, Crown shall indemnify and hold harmless each present and former director, officer and employee of DFFN and the Association determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under Delaware law, the Certificate of Incorporation or other governing instrument and Bylaws of DFFN or the Association as in effect on the date hereof.

         Any Indemnified Party wishing to claim indemnification under this
Section 4.12(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Crown, but the failure to so notify shall not relieve Crown of any liability it may have to such Indemnified Party if such failure does not materially prejudice Crown. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Crown shall have the right to assume the defense thereof and Crown shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Crown elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Crown and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Crown, and Crown shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Crown shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

         In the event that Crown or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.12(e), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

         (f) Insurance. DFFN shall purchase a directors' and officers' liability insurance policy for a period of six (6) years after the Effective Time, provided however, that the aggregate cost of such insurance shall not exceed 150% of the amount currently expended by DFFN on an annual basis.

         (g) Retention Bonuses. DFFN may pay retention bonuses to certain employees, to be determined by DFFN and Crown. Each such employee who remains employed by DFFN or the Association, as applicable, until the Effective Time (or in certain cases, the date the systems conversion occurs after the Effective
Time) and satisfactorily fulfills the duties and responsibilities of the position of such employee of DFFN or the Association, as the case may be, through the Effective Time; provided that retention bonuses, in the aggregate, shall not exceed $36,000.

                                    ARTICLE V

                               CLOSING CONDITIONS

         5.01. Conditions to the Parties' Obligations Under This Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) All necessary regulatory, governmental or third party approvals, waivers, clearances, authorizations and consents (including without limitation the requisite approval of the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of DFFN and the Association to Crown and the Bank or materially adversely affect the terms of the Merger as they relate to the shareholders of DFFN; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

         (b) All corporate action necessary to authorize the execution and delivery of this Agreement and the Agreement of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Crown, the Bank, DFFN and the Association, including adoption by the requisite vote of the stockholders of DFFN of this Agreement and the Agreement of Merger.

         (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Crown, the Bank, DFFN or the Association determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

         5.02. Conditions to the Obligations of Crown and the Bank Under This Agreement. The obligations of Crown and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Crown and the
Bank:

         (a) Each of the obligations of DFFN and the Association required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of DFFN and the Association contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of DFFN and the Association taken as a whole, and Crown and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of DFFN and the Association.

         (b) The aggregate amount of consolidated stockholders' equity of DFFN immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, shall not be less than $15,602,000. For purposes of this Section 5.02(b) any expenses or accruals after the date hereof relating to (i) expenses associated with the Merger or (ii) market value adjustments to the investment portfolio of DFFN and the Association shall be excluded for purposes of calculation of DFFN's stockholders' equity as contemplated herein prior to the Effective Time.

         (c) The Association's gross loan portfolio immediately prior to the Effective Time, as shown and reflected in its books and records of accounts in accordance with generally accepted accounting principles, consistently applied, shall not be less than $56,700,000.

         (d) DFFN and the Association shall have furnished Crown and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Crown and the Bank may reasonably request.

         5.03. Conditions to the Obligations of DFFN and the Association Under this Agreement. The obligations of DFFN and the Association under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by DFFN and the Association:

         (a) Each of the obligations of Crown and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Crown and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Crown and the Bank taken as a whole, and DFFN and the Association shall have received a certificate to that effect signed by the President and Chief Executive Officer of Crown and the Bank.

         (b) Crown and the Bank shall have furnished DFFN and the Association with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as DFFN and the Association may reasonably request.

                                   ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER, ETC.

         6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of DFFN:

         (a)      by mutual written consent of the parties hereto;

         (b) by Crown, the Bank, DFFN or the Association (i) if the Effective Time shall not have occurred on or prior to June 30, 1999 or (ii) if a vote of the stockholders of DFFN is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of DFFN contemplated by Section 4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (c) by Crown or DFFN upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

         (d) by Crown or the Bank in writing if DFFN or the Association has, or by DFFN or the Association in writing if Crown or the Bank has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of DFFN and the Association taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; and

         (e) by Crown or DFFN in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Crown or DFFN as applicable, would materially impair the value of DFFN and the Association taken as a whole to Crown, or would materially adversely affect the terms of the Merger as they relate to the shareholders of DFFN and the time period for appeals and requests for reconsideration has run.

         6.02. Effect of Termination. In the event of termination of this Agreement by Crown, the Bank, DFFN or the Association as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and 7.01 hereof and except for liability for any breach of this Agreement.

         6.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of DFFN, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of DFFN, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies the amount of the Merger Consideration to be delivered to stockholders of DFFN. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01.    Expenses.

         (a) Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, accounting and investment banking fees and expenses, filing fees and printing expenses, except as set forth below.

         (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall willfully default in its obligations hereunder, the nondefaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party
(i) $150,000 and (ii) the amount of all costs and expenses, including without limitation legal, accounting and investment banking fees and expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails.

         (c) DFFN shall pay Crown, and Crown shall be entitled to payment of, a fee equal to $800,000 (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Crown in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time or (ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Crown pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of DFFN and the Association).

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) DFFN or the Association shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder) other than Crown or any affiliate of Crown (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933) or the Board of Directors of DFFN shall have recommended that the shareholders of DFFN approve or accept any Acquisition Transaction with any person other than Crown or any affiliate of Crown. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving DFFN or the Association, (y) a purchase, lease or other acquisition of all or substantially all of the assets of DFFN or the Association, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 50% or more of the voting power of DFFN or the Association;

                  (ii) After a bona fide written proposal is made by any person other than Crown or any affiliate of Crown to DFFN, the Association or DFFN's shareholders to engage in an Acquisition Transaction, (A) DFFN or the Association shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Crown to terminate this Agreement or (B) the holders of the DFFN Common Stock shall not have approved this Agreement and the Agreement of Merger at the meeting of such shareholders held for the purpose of voting on this Agreement and the Agreement of Merger, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (C) the Board of Directors of DFFN shall have withdrawn or modified in a manner adverse to Crown the recommendation of the Board of Directors of DFFN with respect to this Agreement and the Agreement of Merger.

         If more than one occurrence constituting a Purchase Event under this Section arises, then all such occurrences shall give rise to only one Purchase Event.

         (e) DFFN shall give written notice to Crown within 24 hours of the occurrence of a Purchase Event known to DFFN; however, the giving of such notice by DFFN shall not be a condition to the right of Crown to obtain the Fee.

         (f) Payment of the Fee shall be in lieu of, and not in addition to, the payment of damages pursuant to Section 7.01(b) of this Agreement.

         7.02. Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of
Section 4.12 hereof.

         7.03. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

         (a)      If to DFFN, to:

                  Delaware First Financial Corporation
                  400 Delaware Avenue
                  Wilmington, Delaware 19801
                  Attn:    Ernest J. Peoples

                  Copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Kevin M. Houlihan, Esq.

         (b)      If to Crown, to:

                  The Crown Group, Inc.
                  105 Live Oaks Gardens
                  Casselberry, Florida 32707
                  Attn: John A. Koegel

                  Copy  to:

                  Igler & Doherty, P.A.
                  1501 Park Avenue East
                  Tallahassee, Florida 32301
                  Attn: A. George Igler, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         7.04. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.05. Complete Agreement. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

         7.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.07. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Any and all disputes arising out of or in connection with this Agreement shall be submitted to arbitration, and finally settled, under the Rules of the American Arbitration Association ("AAA") by one arbitrator appointed in accordance with the said Rules. Any such arbitration shall be conducted in Seminole County, Florida. Each party to this Agreement shall be bound by the result of such arbitration. Each party shall bear its own expenses relating to such disputes or disagreements so arbitrated, and the parties hereto shall share equally the fees and charges of the arbitrators for conducting such arbitration. Such arbitration shall be governed by the Federal Arbitration Act, 9.U.S.C. Section 1 et seq; provided, however, that the substantive law of the State of Florida shall govern any and all such disputes. The parties agree that any action to confirm an arbitration award shall be brought in any competent court in Seminole County, Florida, and that such court may enforce or compel compliance with such award.

         7.08. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.09. Definitions. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  (a) "Best knowledge" or "known." For purposes of this Agreement, an individual shall be deemed to have "best knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. An entity shall be deemed to have "best knowledge" of or to have "known" a particular fact or other matter if any individual who is serving as a director or as an officer of the entity, has, or at any time had, knowledge of such fact or other matter.

                  (b) "Material." For purposes of this Agreement, material shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  (c) "Material Adverse Effect." For purposes of this Agreement, material adverse effect on DFFN or Crown, as applicable, shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial condition, results of operations, or business of DFFN or Crown, taken as a whole, or (ii) the ability of DFFN or Crown to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse effect" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks or savings associations and their holding companies, (c) actions and omissions of any party hereto taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and (d) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of DFFN and Crown.

         IN WITNESS WHEREOF, Crown, the Bank, DFFN and the Association have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      DELAWARE FIRST FINANCIAL CORPORATION



                                      By: /s/ Ernest J. Peoples
                                         ---------------------------------------
                                          Ernest J. Peoples
                                          President and Chief Executive Officer


                                      DELAWARE FIRST BANK, FSB



                                      By: /s/ Ernest J. Peoples
                                         ---------------------------------------
                                          Ernest J. Peoples
                                          President and Chief Executive Officer



                                      THE CROWN GROUP, INC.




                                      By: /s/ John A. Koegel
                                         ---------------------------------------
                                          John A. Koegel
                                          President and Chief Executive Officer



                                      CROWN BANK, FSB


                                      By: /s/ John A. Koegel
                                         ---------------------------------------
                                          John A. Koegel
                                          President and Chief Executive Officer

                                                                       EXHIBIT A

                    PLAN OF MERGER OF CROWN ACQUISITION CORP.
                                      INTO
                      DELAWARE FIRST FINANCIAL CORPORATION

         PLAN OF MERGER, dated as of _____ __, 1998, by and between Crown Acquisition Corp. ("Interim"), a Delaware corporation formed by The Crown Group, Inc. ("Company"), a Florida corporation, solely to facilitate the transactions contemplated by the Reorganization Agreement, defined below, and Delaware First Financial Corporation ("DFFN"), a Delaware corporation. Interim and DFFN are hereinafter sometimes collectively referred to as the "Merging Corporations."

         This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 18, 1998 (the "Reorganization Agreement") by and among the Company, Crown Bank, FSB (the "Bank"), DFFN and Delaware First Bank, FSB (the "Association").

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "Effective Time" shall mean the time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section
1.01 of the Reorganization Agreement.

         1.2 "Interim Common Stock" shall mean the common stock, par value $.01 per share, of Interim owned by the Company.

         1.3 "DFFN Common Stock" shall mean the common stock, par value $.01 per share, of DFFN.

         1.4 The "Merger" shall refer to the merger of Interim with and into DFFN as provided in Section 2.1 of this Plan of Merger.

         1.5 "Surviving Corporation" shall refer to DFFN as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

         2.1 The Merger. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Interim shall be merged with and into DFFN pursuant and subject to the Delaware General Corporation Law ("DGCL"). DFFN shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Delaware. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

         2.2 Certificate of Incorporation and Bylaws. As of the Effective Time, the Certificate of Incorporation and Bylaws of DFFN shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         2.3 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1 Conversion of DFFN Common Stock.

         As of the Effective Time, each share of DFFN Common Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law ("Dissenting Shares") and shares held by DFFN (including treasury shares) or the Company or the Bank other than in a fiduciary capacity) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $15.50 in cash (such amount hereinafter referred to as the "Merger Consideration").

         3.2      Exchange of Shares.

         (a) As of the Effective Date, the Company shall deposit in trust with ________ ("Exchange Agent") cash in an amount equal to the maximum aggregate Merger Consideration.

         (b) As soon as practicable after the Effective Time but no later than three business days after the Effective Time, the Exchange Agent will send to each holder of record of a certificate or certificates (other than holders of Dissenting Shares) which, immediately prior to the Effective Time represented outstanding shares of DFFN Common Stock ("Certificates"), a notice and a letter of transmittal for use in exchanging such Certificates for the Merger Consideration. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent. Within five business days following receipt of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Merger Consideration as provided in Section 3.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any holder of DFFN Common Stock the Merger Consideration to which such holder of DFFN Common Stock would otherwise be entitled until such holder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Company. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Merger Consideration payable for the outstanding shares of DFFN Common Stock.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of DFFN of the shares of DFFN Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer to DFFN, they shall be cancelled and exchanged for the Merger Consideration.

         (d) If payment of the Merger Consideration pursuant to Section 3.1 hereof for shares of DFFN Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Company in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

         (e) Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Section 3.2 that remains unclaimed by the stockholders of DFFN six (6) months after the Effective Time (as well as proceeds from any investment thereof) shall be returned to the Company. Any stockholder of DFFN who had not exchanged his shares of DFFN Common Stock for the Merger Consideration in accordance with the Reorganization Agreement prior to that time shall thereafter look to the Company for payment of the Merger Consideration in respect of such shares without any interest thereon.

         3.3 Dissenting Shares. Dissenting Shares owned by each holder thereof who has not exchanged his Certificates for the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenter's rights as of the Effective Time, shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 3.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the DGCL. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the DGCL, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the DGCL. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the DGCL, such Dissenting Shares shall be converted into the right to receive the Merger Consideration in accordance with the provisions of Section 3.1 hereof.

         3.4 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of issued and outstanding shares of Common Stock of the Surviving Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

         4.2 Termination. This Plan of Merger shall be terminated upon the termination of the Reorganization Agreement in accordance with Article VI thereof.

         4.3 Amendments. To the extent permitted by law and the Reorganization Agreement, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         4.4 Successors. This Plan of Merger shall be binding on the successors of Interim and DFFN.

         IN WITNESS WHEREOF, Interim and DFFN have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.


                                     CROWN ACQUISITION CORP.





                                     By: /s/ John A. Koegel
                                        ----------------------------------------
                                         John A. Koegel
                                         President and Chief Executive Officer


                                     DELAWARE FIRST FINANCIAL CORPORATION




                                     By: /s/ Ernest J. Peoples
                                        ----------------------------------------
                                         Ernest J. Peoples
                                         Interim President and Chief Executive
                                         Officer

                                                                       EXHIBIT B

                                     FORM OF
                 AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
                      DELAWARE FIRST FINANCIAL CORPORATION
                            BY THE CROWN GROUP, INC.


         AGREEMENT AND PLAN OF MERGER AND LIQUIDATION agreed to this __ day of ______ 1998, between The Crown Group, Inc., a Florida corporation ("Company"), and Delaware First Financial Corporation, a Delaware corporation ("DFFN").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of DFFN; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of DFFN with and into the Company pursuant to the General Corporation Law of the State of Delaware ("DGCL") and (ii) the voluntary liquidation of DFFN in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code") and pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 18, 1998; and

         WHEREAS, Crown Acquisition Corp., a Delaware corporation and former subsidiary of the Company, previously has merged with and into DFFN.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Company approves, authorizes, and consents to the merger and liquidation of DFFN.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, DFFN shall be liquidated in accordance with the provisions of
Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of DFFN are authorized and directed to distribute DFFN's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of DFFN are further authorized and directed to take all appropriate and necessary actions to liquidate DFFN in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.



                              THE CROWN GROUP, INC.

Attest:



                                   By:
--------------------------------      ------------------------------------------
                                         John A. Koegel
                                         President and Chief Executive Officer



                                   DELAWARE FIRST FINANCIAL CORPORATION

Attest:



                                   By:
--------------------------------      ------------------------------------------
                                         Ernest J. Peoples
                                         Interim President and Chief Executive
                                         Officer






                                       B-2